Aflac Incorporated 3rd Quarter 2016 10-Q
EXHIBIT 10.8

FIRST AMENDMENT TO THE
AFLAC INCORPORATED EXECUTIVE DEFERRED COMPENSATION PLAN
(As amended and restated effective September 1, 2015)
THIS AMENDMENT to the Aflac Incorporated Executive Deferred Compensation Plan (the “Plan”) is effective as stated below.
WITNESSETH:
WHEREAS, Aflac Incorporated (the “Company”) has previously established the Plan for the benefit of its eligible employees and their beneficiaries; and
WHEREAS, pursuant to Section 10.1 of the Plan, the Administrative Committee of the Plan (the “Committee”) is authorized to amend the Plan; and
WHEREAS, the Committee has approved the First Amendment to the Plan, which (i) changes the definition of annual bonuses that may be deferred under the Plan; (ii) excludes Territory Vice Presidents, the Sales Senior Vice President and any other officer or director who is eligible to earn an annual bonus under the Aflac Sales Incentive Plan or any successor of that plan from active participation; (iii) permits mid-year enrollment only if authorized in writing by the Chief Executive Officer, his authorized designee, the Senior Human Resources Officer or the Compensation Committee; (iv) limits annual bonus deferrals to 75%; (v) permits participants to elect payment on the earlier of separation from service or a specified date; (vi) requires a single payment election each year for all elective deferrals, matching contributions and discretionary contributions for the year; and (vii) authorizes the Compensation Committee to approve plan amendments.
NOW, THEREFORE, the Plan is hereby amended as follows:
1.Section 1.4 is amended, effective for all Deferral Contributions and Matching Contributions made with respect to Annual Bonuses considered earned after December 31, 2016, by deleting said section in its entirety and substituting in lieu thereof the following:

1.4    Annual Bonus means, for a Participant for any Plan Year, that portion of an Eligible Employee’s compensation for that Plan Year payable before the Participant’s Separation from Service as an annual bonus under the Aflac Management Incentive Plan or any successor plan thereto.
2.Section 1.26 is amended, effective for Plan Years beginning on or after January 1, 2017, by deleting said section in its entirety and substituting in lieu thereof the following:

1.26    Eligible Employee means, for a Plan Year, an individual who is a U.S.-based employee of a Participating Company and who is either an officer (other than an Assistant Vice President, Territory Vice President, Sales Senior Vice President or any other officer who is eligible to earn an annual bonus under the Aflac Sales Incentive Plan or any successor of that plan) or a Director of such

Participating Company (other than a Market Director, Co-Market Director, Assistant Market Director or any other director who is eligible to earn an annual bonus under the Aflac Sales Incentive Plan or any successor of that plan). The Compensation Committee, from time to time and in its sole discretion, may designate such other individuals, on an individual basis or as part of a specified group, as eligible to participate in the Plan. To be an “Eligible Employee”, such an employee must be a member of a select group of key management or highly compensated employees of the Affiliates.
3.Section 2.1(b) is amended, effective January 1, 2017, by deleting said section in its entirety and substituting in lieu thereof the following:

(b)    Interim Plan Year Participation. If determined in writing by the Chief Executive Officer of the Controlling Company, his duly authorized designee, the Senior Human Resources Officer of the Controlling Company, or the Compensation Committee, in his or its sole discretion, an individual who becomes an Eligible Employee during a Plan Year will be eligible to participate in the Plan with respect to Deferral Contributions. Such individual’s participation will become effective as of the date specified in writing by the Chief Executive Officer of the Controlling Company, his duly authorized designee, the Senior Human Resources Officer of the Controlling Company, or the Compensation Committee at the time such individual is selected as a Participant.
4.Section 3.2(a)(ii)(A) is amended, effective January 1, 2017, by deleting said section in its entirety and substituting in lieu thereof the following:

(A)    Salary Deferrals. If a Participant initially becomes an Eligible Employee (determined in accordance with Code Section 409A) and does not make an initial Salary Deferral Election within the time period set forth in subsection (i) above, such Participant may make a prospective Salary Deferral Election (but not an Annual Bonus Election) either before or within 30 days after the date on which his participation becomes effective, but only if permitted by the Chief Executive Officer of the Controlling Company, his duly authorized designee, the Senior Human Resources Officer of the Controlling Company, or the Compensation Committee, in his or its sole discretion. Such election will apply to the Participant’s Base Salary for services performed after the Salary Deferral Election is made, starting with the second payroll period that begins after the 30-day period commencing on the date on which the Participant’s participation becomes effective.
5.Section 3.2(c)(ii) is amended, effective for all Deferral Contributions and Matching Contributions made with respect to Annual Bonuses considered earned after December 31, 2016, by deleting said section in its entirety and substituting in lieu thereof the following:

(ii)    Bonus Deferrals. A Participant may elect to defer his Annual Bonus up to 75% (or such other maximum percentage and/or amount, if any, established by the Administrative Committee from Plan Year to Plan Year).
6.Section 5.2(a)(ii) is amended, effective for Plan Years beginning on or after January 1, 2017, by deleting said section in its entirety and substituting in lieu thereof the following:

(ii)    Payment Date Election. A Participant may elect, at the time he makes a Salary Deferral Election and/or Annual Bonus Election for a Plan Year, to have the Payment Date for the portion of his Post-409A Account balance attributable to Deferral Contributions for such Plan Year (including any vested Matching Contributions related to such Deferral Contributions) be (A) a specified date that is after the 1-year period following the end of the Plan Year to which the election applies; or (B) the earlier of a specified date that is after the 1-year period following the end of the Plan Year to which the election applies or the date provided in subsection (a)(i) above. Notwithstanding the foregoing election timing requirements, if the Participant elected a Payment Date before January 1, 2009, such Payment Date election will apply.
7.Section 5.2(b)(ii)(A) is amended, effective for Plan Years beginning on or after January 1, 2017, by deleting said section in its entirety and substituting in lieu thereof the following:

(A)    Election of Annual Installments. A Participant may elect, at the time he makes a Salary Deferral Election and/or Annual Bonus Election for a Plan Year, to receive the benefit attributable to Deferral Contributions for such Plan Year (including any vested Matching Contributions related to such Deferral Contributions) in the form of annual installments. Notwithstanding the foregoing election timing requirements, if the Participant elected a form of payment before January 1, 2009, such election will apply.
8.Section 5.2(c) is amended, effective January 1, 2017, by deleting said section in its entirety and substituting in lieu thereof the following:

(c)    Modifications of Form and Timing.
(i)    Availability of Election.
(A)    Contributions Related to Plan Years Before 2017. With respect to amounts attributable to Plan Years beginning before January 1, 2017, a Participant may make one or more elections to (i) delay the payment (or commencement) of the portion of his Post-409A Account attributable to a selected Plan Year’s Salary Deferral Election or Annual Bonus Election, and/or (ii) change the form of payment to: (A) have such portion of his Post-409A Account paid in the form of annual installment payments as described above, (B) change the number of installment payments elected, or (C) change installments to a lump sum. Any election under this subsection will specify the number of installment payments elected, if any.
(B)    Contributions Related to Plan Years After 2016. With respect to amounts attributable to Plan Years beginning on or after January 1, 2017, a Participant may make one or more elections to (i) delay the payment (or commencement) of the portion of his Post-409A Account attributable to a selected Plan Year’s Deferral Contributions, and/or (ii) change the form of payment to: (A) have such portion of his Post-409A Account paid in the form of annual installment payments as described above, (B) change the number of installment payments elected, or (C) change installments to a lump sum. Any election under this subsection will specify the number of installment payments elected, if any.
(ii)    Delay in Payment Date. In the event of an election under subsection (c)(i) to delay the Payment Date but not to change the form of payment, the Payment Date for the portion of the Participant’s Post-409A Account payable on such Payment Date shall be delayed as follows: (A) if payment upon Separation from Service pursuant to Section 5.2(a)(i) is being altered, such payment shall be delayed to 5 years after the date of payment that would otherwise apply; (B) in the case of a Payment Date that is a specified date, the Payment Date shall be delayed to a new specified date that is at least 5 years after such originally specified date; (B) in the case of a Payment Date that is described in subclause (B) of Section 5.2(a)(ii), (1) if the specified date is being altered, such specified date shall be delayed to a new specified date that is at least 5 years after the originally specified date, and (2) if the payment upon Separation from Service is being altered, such payment shall be delayed to 5 years after the date of payment that would otherwise apply. In the event of an election under subsection (c)(i) that includes a change in the form of payment, the Payment Date for such portion of the Participant’s Post-409A Account shall be delayed to 5 years after the Payment Date that would have applied (so that, in the case of an election of a Payment Date that is described in subclause (B) of Section 5.2(a)(ii), payment upon Separation from Service and payment upon the specified date shall both be delayed to 5 years after the date payment would otherwise be made).
(iii)    Restrictions. Any election under this subsection (c) will not take effect until 12 months after the date on which the election is made, and, if made within 12 months before the payment was scheduled to begin or be made under the previous payment terms, will not be effective. In the case of an amount payable on a specified date selected under Section 5.2(a)(ii) or subsection (c)(i), an election under this subsection (c) will be made at least 1 year before such specified date.

9.Section 5.5(b) is amended, effective January 1, 2017, by deleting said section in its entirety and substituting in lieu thereof the following:

(b)    Participant Election in Absence of Designation by Grantor. If the Chief Executive Officer of the Controlling Company (to the extent duly authorized) or his duly authorized designee, the Senior Human Resources Officer of the Controlling Company, or the Compensation Committee, as applicable, does not designate a time and form of payment for Discretionary Contributions as provided in subsection (a), then such Discretionary Contribution will be distributed (A) with respect to contributions for Plan Years beginning before January 1, 2017, at the same time and in the same form of payment applicable to such Participant’s Salary Deferral Election, if any (including any modifications thereafter made in accordance with the provisions of this Article), applicable to the Plan Year in which the Discretionary Contribution is made, but only if either (i) such Salary Deferral Election was made before the first day of the first Plan Year in which services to which the Discretionary Contribution are attributable are performed, or (ii) such Salary Deferral Election was made pursuant to Section 3.2(a)(ii) and was made before the first day on which services to which the Discretionary Contribution are attributable are performed; and (B) with respect to contributions for Plan Years beginning on or after January 1, 2017, at the same time and in the same form of payment elected for such Participant’s Deferral Contributions (including any modifications thereafter made in accordance with the provisions of this Article) for the Plan Year in which the Discretionary Contribution is made, or, if the Participant does not make Deferral Contributions for a Plan Year, he or she may make an election regarding time and form of payment as permitted in Section 5.2 for any Discretionary Contribution made for such Plan Year, but in either case only if either (i) the Participant’s election was made before the first day of the first Plan Year in which services to which the Discretionary Contribution are attributable are performed, or (ii) the Participant’s election was made pursuant to Section 3.2(a)(ii) and was made before the first day on which services to which the Discretionary Contribution are attributable are performed.
10.Section 10.1 is amended, effective January 1, 2017, by deleting said section in its entirety and substituting in lieu thereof the following:

10.1    Amendments.
The Administrative Committee or the Compensation Committee will have the right, in its sole discretion, to amend the Plan in whole or in part at any time and from time to time; provided, any amendment that may result in significantly increased expenses under the Plan must be approved by the Compensation Committee. Any amendment will be in writing and executed by a duly authorized officer of the Controlling Company. An amendment to the Plan may modify its terms in any respect whatsoever; provided, no such action may reduce the amount already credited to a Participant’s Account without the affected Participant’s written consent. All Participants and Beneficiaries will be bound by such amendment.
11.Except as specifically amended hereby, the Plan will remain in full form and effect.

IN WITNESS WHEREOF, an officer of Aflac Incorporated has executed this Amendment as of the date written below.

AFLAC INCORPORATED

By:	/s/ Matthew D. Owenby

Date:	October 7, 2016